Exhibit 1.1

EXECUTION COPY

REMARKETING AGREEMENT

September 10, 2004

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Ladies and Gentlemen:

Goldman, Sachs & Co. (the “Remarketing Agent”), is undertaking to remarket up to $144,500,000 of Senior Floating Rate Debentures due December 16, 2006 (the “Debentures”), issued by Boise Cascade Corporation, a Delaware corporation (the “Company”).

This Remarketing Agreement (this “Agreement”) is being entered into pursuant to the Purchase Contract Agreement between the Company and BNY Western Trust Company, as purchase contract agent (the “Purchase Contract Agent”), dated as of December 5, 2001 (the “Purchase Contract Agreement”).  The Debentures have been issued by the Company pursuant to an Indenture, dated as of October 1, 1985, between the Company and U.S. Bank Trust National Association (as successor in interest to Morgan Guaranty Trust Company of New York), as trustee (the “Original Trustee”) (the “Original Indenture”), as supplemented by the First Supplemental Indenture between the Company and the Original Trustee, dated as of December 20, 1989 (the “First Supplement”), the Second Supplemental Indenture between the Company and the Original Trustee, dated as of August 1, 1990 (the “Second Supplement”), the Third Supplemental Indenture, dated as of December 5, 2001, among the Company, the Original Trustee and BNY Western Trust Company, as series trustee (the “Trustee”) (the “Third Supplement,” the Fourth Supplemental Indenture, between the Company and the Original Trustee, dated as of October 21, 2003 (the “Fourth Supplement”), and the Fifth Supplemental Indenture, between the Company and the Trustee, to be dated as of September 16, 2004 (the “Fifth Supplement” and, together with the Original Indenture, the First Supplement, the Second Supplement, the Third Supplement and the Fourth Supplement, the “Indenture”).

Each Debenture was issued by the Company to Boise Cascade Trust I (the “Trust”) to underlie preferred securities (“Preferred Securities”) issued as part of an equity security unit (each, a “Unit”) that initially also included a contract (a “Purchase Contract”) under which the holder of the related Unit will purchase from the Company on December 16, 2004, a number of shares (the “Issuable Common Stock”) of common stock, par value $2.50 per share, of the Company (the “Common Stock”) equal to the Settlement Rate as set forth in the Purchase Contract Agreement.  In connection with the liquidation of the Trust on September 16, 2004, the Debentures will be transferred to the holders of the Preferred Securities, and the Normal Units will include Debentures in lieu of Preferred Securities.  In accordance with the terms of the Purchase Contract Agreement, the Debentures constituting a part of the Units will have been pledged by the Purchase Contract Agent, on behalf of the holders of the Units, to JPMorgan Chase Bank, as collateral agent, custodial agent and securities intermediary (the “Collateral Agent”), pursuant to the Pledge Agreement, dated as of December 5, 2001 (the “Pledge Agreement”), among the Company, the Purchase Contract Agent and the Collateral Agent to

secure the holders’ obligation to purchase the Issuable Common Stock under the Purchase Contracts.

Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Indenture, the Purchase Contract Agreement, the Pledge Agreement, the Declaration and the Underwriting Agreement among the Company, the Trust and the several underwriters named therein, dated as of November 29, 2001, entered into in connection with the initial public offering of the Units (the “Underwriting Agreement”), as the case may be.

The Remarketing (as defined below) of the Debentures is provided for in the Purchase Contract Agreement.  As used in this Agreement, “Transaction Documents” shall mean, collectively, the Indenture, the Purchase Contract Agreement, the Declaration, the Pledge Agreement and this Agreement; the term “Remarketed Debentures” means the Debentures subject to the Remarketing as notified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, on or prior to 10 a.m., New York Time, on the Remarketing Date; the term “Remarketing Procedures” means the procedures in connection with the Remarketing of the Debentures, as described herein and in the Purchase Contract Agreement and the Pledge Agreement; the term “Remarketing” means the remarketing of the Remarketed Debentures pursuant to the Remarketing Procedures; the term “Remarketing Date” means the fourth Business Day immediately preceding September 16, 2004 and the last date of any Subsequent Remarketing; and the term “Instruments” means the Remarketed Debentures, the Purchase Contracts, the Units, the Preferred Securities, the Debentures and the Issuable Common Stock.

SECTION 1.          Appointment and Obligations of the Remarketing Agent.

(a) The Company hereby appoints Goldman, Sachs & Co. as exclusive Remarketing Agent and Reset Agent, and Goldman, Sachs & Co. hereby accepts such appointment, for the purpose of (i) Remarketing Remarketed Debentures on behalf of the holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agent and Reset Agent in the Remarketing Procedures, all in accordance with and pursuant to the Remarketing Procedures.

(b)           The Remarketing Agent agrees (i) to use its commercially reasonable best efforts to remarket the Remarketed Debentures tendered or deemed tendered to the Remarketing Agent in the Remarketing, (ii) to notify the Company, the Depositary and the Indenture Trustee promptly of the Reset Rate and (iii) to establish the Reset Rate and carry out such other duties as are assigned to the Remarketing Agent and Reset Agent in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures.

(c)           On the Remarketing Date, the Remarketing Agent shall use its reasonable best efforts to remarket, at a price equal to 100.5% of the Remarketing Value, the Remarketed Preferred Securities tendered or deemed tendered for purchase.

(d)           If, as a result of the efforts described in Section l(b), the Remarketing Agent determines, after consultation with the Company, that it will be able to remarket all Remarketed Debentures tendered or deemed tendered for purchase at a price of 100.5% of the Remarketing Value prior to 4:00 p.m., New York City time, on the Remarketing Date, the

Remarketing Agent, after consultation with the Company, shall (i) determine the rate of interest (the “Reset Rate”) that will enable it to remarket all Remarketed Debentures tendered or deemed tendered for Remarketing and (ii) commit to purchase, on a third-day settlement basis, and on the third Business Day following the Remarketing Date (the “Remarketing Closing Date”), shall purchase, the Agent-purchased Treasury Consideration.

(e)           If the Remarketing Agent cannot remarket the Debentures on the Remarketing Date, the Remarketing Agent shall use its commercially reasonable best efforts to attempt to remarket Debentures on each of the two Business Days immediately following the Remarketing Date and, if necessary, on each of the three Business Days immediately preceding November 1, 2004, and if necessary, on each of the three Business Days immediately preceding the Stock Purchase Date in accordance with the Remarketing Procedures (each such remarketing, the “Subsequent Remarketing”), provided that (i) the notice of any Subsequent Remarketing cannot be given until the Failed Remarketing notice has been published in accordance with the Remarketing Procedures in respect of any immediately preceding Failed Remarketing and (ii) the Remarketing Closing Date in respect of any Subsequent Remarketing must fall no later than on the Business Day immediately preceding the Stock Purchase Date.

(f)            If, by 4:00 p.m., New York City time, on a Remarketing Date (including a Remarketing Date of any Subsequent Remarketing), the Remarketing Agent is unable to remarket all Remarketed Debentures tendered or deemed tendered for purchase, a failed Remarketing (“Failed Remarketing”) shall be deemed to have occurred, and the Remarketing Agent shall, on such date, so advise by telephone the Depositary, the Purchase Contract Agent, the Trustee, the Company and the Collateral Agent.

(g)           On the third Business Day following any Failed Remarketing, the Remarketing Agent shall remit (i) to the Custodial Agent the Remarketed Debentures comprised of the Separate Debentures, and (ii) to the Collateral Agent the balance of the Remarketed Debentures.

(h)           If by 4:00 p.m., New York City time, on the Business Day immediately preceding December 16, 2004, the Remarketing Agent, in spite of using its commercially reasonable best efforts, fails to remarket all of the Debentures tendered or deemed tendered for purchase, the “Last Failed Remarketing” will be deemed to have occurred.  In this case, the Remarketing Agent shall so advise by telephone the Depositary, the Purchase Contract Agent Trustee, the Company, the Trust and the Collateral Agent.  On the third Business Day following the Last Failed Remarketing, the Remarketing Agent shall remit (i) to the Custodial Agent the Remarketed Debentures comprised of the Separate Debentures and (ii) to the Collateral Agent the balance of the Remarketed Debentures.

(i)            By approximately 4:30 p.m., New York City time, on a Remarketing Date, provided that there has not been a Failed Remarketing (including the Last Failed Remarketing), the Remarketing Agent shall advise by telephone the Company, the Purchase Contract Agent, the Depositary and the Trustee of the Reset Rate determined in the Remarketing and the number of Remarketed Debentures sold in the Remarketing.

(j)            In accordance with the Depositary’s normal procedures, on the Remarketing Closing Date, the transactions described above with respect to each Debenture tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Debentures delivered by book-entry as necessary to effect purchases and sales of such Debentures.

(k)           On the Remarketing Closing Date, the tender and settlement procedures set forth in this Section 1, including provisions for payment by purchasers of the Debentures in the Remarketing, shall be subject to modification to the extent required by the Depositary or if the Depositary’s book-entry system is no longer available for the Debentures at the time of the Remarketing, to facilitate the tendering and remarketing of the Debentures in certificated form.  In addition, the Remarketing Agent may modify the settlement procedures set forth herein in order to facilitate the settlement process.

(l)            On the Remarketing Closing Date, the Remarketing Agent shall remit to the Collateral Agent through the Purchase Contract Agent the Agent-purchased Treasury Consideration.

(m)          On the Remarketing Closing Date, the Remarketing Agent shall retain as a remarketing fee an amount not exceeding 25 basis points (.25%) of the total proceeds from the sale of the Remarketed Debentures and shall remit (i) the remaining portion of the balance attributable to the Separate Debentures to the Custodial Agent for distribution to the holders of the Separate Debentures that were remarketed and (ii) the remaining portion of the balance to the Purchase Contract Agent for distribution to the holders of the Remarketed Debentures in accordance with the Purchase Contract Agreement.

SECTION 2.          Representations, Warranties and Agreements of the Company.  The Company represents, warrants and agrees (i) on and as of the date hereof, (ii) on and as of the date the Prospectus or other Remarketing Materials (each as defined in Section 2(a) below) are first distributed in connection with the Remarketing (the “Commencement Date”), (iii) on and as of the Remarketing Date and (iv) on and as of the Remarketing Closing Date (provided that such events which this Agreement or the Remarketing Materials indicate shall have occurred by the Remarketing Closing Date need only have occurred by such date), that:

(a)           A registration statement on Form S-3 and amendments thereto have been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) and filed with the Commission under the Securities Act, and such registration statement and any post-effective amendments thereto, each in the form heretofore delivered to the Remarketing Agent, have been declared effective by the Commission in such form.  As used in this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time of such registration statement; Preliminary Prospectus means each prospectus included in such registration statement, or amendment thereto, before it became effective under the Securities Act and any prospectus filed by the Company with consent of the

Remarketing Agent pursuant to Rule 424(a) of the Rules and Regulations; “Registration Statement” means such registration statement, as amended at its Effective Time, including documents incorporated by reference therein at such time and, if applicable, all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any information deemed to be part of such Registration Statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and “Prospectus” means such final prospectus, as first filed pursuant to Rule 424(b) of the Rules and Regulations.  Reference made herein to any Preliminary Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing (the “Remarketing Materials”) shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or, in the case of Remarketing Materials, referred to as incorporated by reference therein, and any reference to any amendment or supplement to any Preliminary Prospectus, the Prospectus or the Remarketing Materials shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus incorporated by reference therein pursuant to Item 12 of Form S-3 or, if so incorporated, after the date of the Remarketing Materials, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement.  The Company hereby consents to the use of the Prospectus, the Preliminary Prospectus and the Remarketing Materials in connection with the Remarketing.

(b)           (i) The Registration Statement conforms, and the Prospectus, the Preliminary Prospectus and the Remarketing Materials, and any further amendments or supplements to the Registration Statement, the Prospectus or the Remarketing Materials, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations and the Registration Statement, the Prospectus and the Remarketing Materials do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto), as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) and as of the Commencement Date, the Remarketing Date and the Remarketing Closing Date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agent expressly for use therein; and

(ii) the Commission has not issued any order preventing or suspending the use or effectiveness of the Registration Statement, any Preliminary Prospectus, the Prospectus or the Remarketing Materials.

(c)           The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents, as of their respective effective or filing dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not, as of their respective effective or filing dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall apply only to documents so filed and incorporated by reference during the period that a prospectus relating to the Debentures is required to be delivered in connection with the Remarketing (such period being hereinafter sometimes referred to as the “prospectus delivery period”), and provided further, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agent expressly for use therein.

(d)           The unissued Shares to be issued and sold by the Company pursuant to the Purchase Contracts and the Purchase Contract Agreement have been duly authorized and reserved for issuance and, when issued and delivered against payment therefore as provided in the Purchase Contracts and the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable and will conform to the description of the Common Stock in the Prospectus.  By the Remarketing Closing Date, the Trust will have been duly and validly dissolved, the Preferred Securities retired and the Debentures duly and validly distributed to the holders of Preferred Securities in accordance with the terms of the Declaration, the Purchase Contract Agreement and the Pledge Agreement.

(e)           The Units have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Units are in the form contemplated by, and are entitled to the benefits of, the Purchase Contract Agreement; and the Units Conform in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials.

(f)            The Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Purchase Contract Agent, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Purchase Contract Agreement conforms in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials.

(g)           The Purchase Contracts underlying the Units have been duly authorized, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Purchase Contracts conform in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials; and the issuance of the Purchase Contracts is not subject to any preemptive or similar rights.

(h)           The Pledge Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Pledge Agreement conforms to the description thereof contained in the Prospectus and the Remarketing Materials.

(i)            By the Remarketing Closing Date, the Indenture will have been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Indenture Trustee, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture will conform in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials;

(f)            By the Remarketing Closing Date, the Debentures will have been duly authorized, executed, authenticated, issued and delivered and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Debentures will be in the form contemplated by, and are entitled to the benefits of, the Indenture and conform in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials; and

(g)           This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and this Agreement conforms in all material respects to the description thereof contained in the Prospectus and the Remarketing Materials.

SECTION 3.          Fees and Expenses.  The Company covenants and agrees with the Remarketing Agent it will pay or cause to be paid the following:  (i) the costs incident to the preparation, filing and printing of the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, Prospectus and any Remarketing Materials and any amendments or supplements thereto; (iii) any fees and expenses of  qualifying the Remarketed Debentures under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel to the Remarketing Agent); and (iv) all other costs and expenses incident to the performance of the obligations of the Company hereunder.

SECTION 4.          Further Agreements of the Company.  The Company agrees to use its reasonable best efforts:

(a)           To prepare any registration statement or prospectus and any amendment and supplemental amendment thereto in each case, in a form reasonably acceptable to the Remarketing Agent, in connection with the Remarketing, and, if required, to file any such prospectus pursuant to the Securities Act within the period required by the Rules and Regulations; to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus (or the Remarketing Materials) or any amended Prospectus (or the Remarketing Materials) has been filed and to furnish the Remarketing Agent with copies thereof; to file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of Remarketed Debentures; to advise the Remarketing Agent, after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or the Remarketing Materials, of the suspension of the qualification of the Remarketed Debentures for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or the Remarketing Materials or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or the Remarketing Materials or suspending any such qualification, to use its commercially reasonable best efforts to obtain the withdrawal of such order;

(b)           To furnish to the Remarketing Agent and to counsel for the Remarketing Agent a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(c)           Prior to 10:00 a.m. New York City time, on the Business Day next succeeding the date of this Agreement and from time to time, to deliver to the Remarketing Agent in New York City such number of the following documents as the Remarketing Agent shall reasonably request:

(i)            conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto,

(ii)           the Prospectus or the Remarketing Materials and any amended or supplemented Prospectus or the Remarketing Materials,

(iii)          any document incorporated by reference in the Prospectus and the Remarketing Materials (excluding exhibits thereto), and

(iv)          any Remarketing Materials;

and, if the delivery of a prospectus is required at any time in connection with the Remarketing and if at such time any event shall have occurred as a result of which the Prospectus or the Remarketing Materials as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus or the Remarketing Materials, as applicable, is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus and the Remarketing Materials or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agent and, upon its request, to file such document and to prepare and furnish without charge to the Remarketing Agent and to any dealer in securities as many copies as the Remarketing Agent may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

(d)           To file with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;

(e)           Prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the Prospectus or (ii) any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Remarketing Agent and counsel for the Remarketing Agent;

(f)            To make generally available to securityholders of the Company and to deliver to the Remarketing Agent, as soon as practicable, but in any event not later than eighteen months after October 1, 2004, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and

(g)           From time to time to take such action as the Remarketing Agent may reasonably request to qualify the Remarketed Debentures for offering and sale under the securities laws of such jurisdictions as the Remarketing Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the offering of the Debentures; provided that in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

SECTION 5.          Conditions to the Remarketing Agent’s Obligations.  The obligations of the Remarketing Agent hereunder are subject to the accuracy, on and as of the date when made, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions.  The Remarketing Agent may in its sole discretion waive on its behalf compliance with any conditions to the obligations of the Remarketing Agent hereunder.

(a)           The Prospectus shall have been filed with the Commission and no stop order suspending the effectiveness of the Registration Statement or any part thereof or suspending the qualification under the Trust Indenture Act of the Indenture shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in any Registration Statement or the Prospectus or otherwise shall have been complied with.

(b)           (i) The Trust shall have been duly and validly dissolved, the Preferred Securities shall have been cancelled and Debentures shall have been duly and validly distributed to the holders of the Preferred Securities in accordance with the terms of the Declaration, the Purchase Contract Agreement and the Pledge Agreement, (ii) the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Company and the Trustee shall have performed their respective obligations in connection with the Remarketing (or any Subsequent Remarketing, in the event of a Failed Remarketing) pursuant to the Purchase Contract Agreement, the Pledge Agreement, the Indenture and this Agreement (including, without limitation, giving the Remarketing Agent notice of the aggregate principal amount of Debentures to be remarketed no later that 10:00 a.m., New York City time, on September 10, 2004 and concurrently delivering the Debentures to be remarketed to the Remarketing Agent), and (iii) corporate proceedings and other legal matters incident to the authorization, form and validity of the Transaction Documents, the Debentures, the Instruments, the Prospectus, the Registration Statement or the Remarketing Materials and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Remarketing Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(c)           Sullivan & Cromwell LLP, counsel for the Remarketing Agent, shall have furnished to the Remarketing Agent such written opinion or opinions, dated the Remarketing Closing Date, with respect to the incorporation of the Company, the validity of the Debentures, the Registration Statement, Prospectus, the Remarketing Materials and such other related matters as the Remarketing Agent may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

(d)           Bell, Boyd & Lloyd LLC, counsel for the Company, shall have furnished to the Remarketing Agent their written opinion, dated the Remarketing Closing Date, in form and substance reasonably satisfactory to Remarketing Agent, to the effect that:

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus and the Remarketing Materials;

(ii)           This Agreement has been duly authorized, executed and delivered by the Company;

(iii);         The Indenture and the Debentures have been duly authorized and constitute a valid and legally binding instrument, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether such principles are considered in a proceeding in equity or in law); the Indenture has been duly qualified under the Trust Indenture Act; and the Debentures are entitled to the benefits of the Indenture;

(iv)          The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

(v)           When each part of the Registration Statement became effective, such part, the Prospectus and the Remarketing Materials included therein complied as to form in all material respects with the requirements of the Act and the Rules and Regulations, and while such counsel has not independently verified the accuracy, completeness or fairness of such statements and takes no responsibility therefor, such counsel has no reason to believe that such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date hereof and at Remarketing, the Registration Statement, the Prospectus and the Remarketing Materials as then amended or supplemented complied or complies, as the case may be, as to form in all material respects with the requirements of the Act and the Rules and Regulations and while such counsel has not independently verified the accuracy, completeness or fairness of such statements and takes no responsibility therefor, such counsel has no reason to believe that such documents contained or contain, as the case may be, any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; it being understood that such counsel need express no opinion or belief as to the financial statements or financial data contained in the Registration Statement, the Prospectus or the Remarketing Materials or any such amendment or supplement; and

(vi)          The discussion set forth in the Prospectus under the heading “Material U.S. Federal Income Tax Consequences”, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects; provided that such counsel need express no opinion as to statements in such discussion concerning the Company’s expectations or determinations.

In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the United States and the State of Delaware and such counsel may rely as to all matters governed by the laws of the State of New York upon the opinion of Sullivan & Cromwell LLP referred to in Section 5(c).

(e)           John W. Holleran, Senior Vice-President and General Counsel of the Company, shall have furnished to you his written opinion, dated the Remarketing Closing Date, in form and substance reasonably satisfactory to the Remarketing Agent, to the effect that:

(i)            Each document incorporated by reference in the Registration Statement, Prospectus or Remarketing Materials or any amendment or supplement thereto, at the time such document was filed or became effective under the Act, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder;

(ii)           The Units, the Purchase Contract Agreement, the Purchase Contracts, the Indenture, the Debentures and the Pledge Agreement conform in all material respects to the descriptions thereof contained in the Prospectus and the Remarketing Materials;

(iii)          The descriptions in the Registration Statement, Prospectus and the Remarketing Materials of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required in all material respects, nor of any contract or documents of a character required to be described in the Registration Statement, Prospectus or Remarketing Materials which are not described as required in all material respects; and

(iv)          No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the United States and the State of Delaware and such counsel may rely as to all matters governed by the laws of the State of New York upon the opinion of Sullivan & Cromwell LLP referred to in Section 5(c).

(f)            Richards, Layton & Finger P.A., special Delaware counsel for the Trust shall have furnished to you their written opinion, dated the Remarketing Closing Date in form and substance reasonably satisfactory to Remarketing Agent, to the effect that the Trust has been duly terminated by the filing of a certificate of cancellation in accordance with the Delaware Statutory Trust Act.

(g)           The Company will furnish the Remarketing Agent with such conformed copies of such opinions, certificates, letters and documents as the Remarketing Agent reasonably requests.

(h)           On the Remarketing Date at 9:30 a.m., and on the Remarketing Closing Date, New York City time KPMG LLP, the independent auditors, or another independent accounting firm with a nationally recognized reputation, that have audited the consolidated financial statements of the Company, shall have furnished to the Remarketing Agent a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Remarketing Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained in the Prospectus and in the Remarketing Materials.

(i)            (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Remarketing Materials any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus and the Remarketing Materials, and (ii) since the respective dates as of which information is given in the Prospectus and the Remarketing Materials there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus and the Remarketing Materials, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Remarketing Agent so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Debentures being distributed at such Remarketing Date on the terms and in the manner contemplated in the Prospectus and the Remarketing Materials;

(j)            On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and

(ii)           no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(k)           On or after the date hereof, there shall not have occurred any of the following:  (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Remarketing Agent, be likely to prejudice materially the success of the proposed distribution or sale of the Debentures whether in the primary market or in respect of dealings in the secondary market; (ii) a suspension or material limitation in trading in securities generally on the Exchange; (iii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or material disruption in commercial banking or securities settlement or clearance services in the United States; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Remarketing Agent makes it impracticable or inadvisable to proceed with the Remarketing on the terms and in the manner contemplated in the Prospectus and Remarketing Materials;

(l)            The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of copies of the Prospectus and the Remarketing Materials on the Business Day next succeeding the date of this Agreement;

(m)          The Company shall have furnished or caused to be furnished to the Remarketing Agent at the Remarketing Closing Date certificates of officers of the Company satisfactory to the Remarketing Agent as to the accuracy of the representations and warranties of the Company herein at and as of the Remarketing, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Remarketing Closing Date, as to the matters set forth in subsections (a) and (j) of this Section 5 and as to such other matters as you may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Remarketing Agent.

SECTION 6.          Indemnification and Contribution.

(a)           The Company will indemnify and hold harmless the Remarketing Agent against any losses, claims, damages or liabilities, joint or several, to which the Remarketing Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Remarketing Agent for any legal or other expenses reasonably incurred by the Remarketing Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials, or any such amendment or supplement(s) in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use therein.

(b)           The Remarketing Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or the Remarketing Materials or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Remarketing Agent on the other from the Remarketing.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Remarketing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Remarketing Agent on the other shall be deemed to be in the same proportion as the aggregate principal amount of the Remarketed Debentures bears to the remarketing fees received by the Remarketing Agent under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Remarketing Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the aggregate principal amount of the Remarketed Debentures exceeds the amount of any damages which the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)           The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Remarketing Agent within the meaning of the Securities Act.  The obligations of the Remarketing Agent under this Section 6 shall be in addition to any liability which the Remarketing Agent may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

SECTION 7.          Resignation and Removal of the Remarketing Agent.  The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving five Business Days’ prior written notice to the Purchase Contract Agent, the Property Trustee and the Indenture Trustee and, in the case of a removal, the removed Remarketing Agent; provided that no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures.  In any such case, the Company will use its best reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.  The provisions of Sections 4 and 6 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

SECTION 8.          Dealing in the Remarketed Debentures.  The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Debentures.  The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of Remarketed Debentures may be entitled to exercise or take pursuant to the Indenture or the Indenture with like effect as if it did not act in any capacity hereunder.  The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company, as freely as if it did not act in any capacity hereunder.

SECTION 9.          Remarketing Agent’s Performance; Duty of Care; Supervising Obligations.  The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Purchase Contract Agreement.  No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or the Purchase Contract Agreement.  In the absence of bad faith on the part of the Remarketing

Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement or the Purchase Contract Agreement as to the truth of the statements expressed in any of such documents.  The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties.  The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Debentures in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from the bad faith, negligence or willful misconduct on its part.  The Remarketing Agent may, but shall not be obligated to, purchase Remarketed Debentures for its own account.

If at any time during the term of this Agreement, any event of default under the Indenture or any event that with the passage of time or the giving of notice or both would become an event of default under the Indenture has occurred and is continuing under the Indenture, then the obligations and duties of the Remarketing Agent under this Agreement shall be suspended until such default or event has been cured.  The Company will cause the Indenture Trustee and the Purchase Contract Agent to give the Remarketing Agent notice of all such defaults and events of which such trustee or agent is aware.

SECTION 10.         Termination.  This Agreement shall terminate as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 7.  In addition, the obligations of the Remarketing Agent hereunder may be terminated by it by notice given to the Company prior to 10:00 A.M., New York City time, on the Remarketing Closing Date if, prior to that time, any of the events described in Sections 5(i), (j) or (k) shall have occurred.

SECTION 11.         Notices.  Except as otherwise stated herein, all statements, requests, notices and agreements hereunder shall be in writing, and if to the Remarketing Agent shall be delivered or sent by mail or facsimile transmission to Goldman Sachs & Co., 85 Broad Street, New York, New York, 10004, Attention: Registration Department; if to the Company shall be delivered or sent by mail to 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho, 83728-0001 or by facsimile transmission to (208) 384-4912, Attention:  General Counsel; if to the Trust shall be delivered or sent by mail to c/o Boise Cascade Corporation, 1111 West Jefferson Street, P.O. Box 50, Boise, Idaho, 83728-0001, or by facsimile transmission to (208) 384-4912, Attention:  General Counsel, with a copy sent to the Company; if to the Property Trustee shall be delivered or sent by mail to BNY Western Trust Company, 601 Union Street, Suite 1720, Seattle, Washington, 98101, Attention:  Corporate Trust; if to the Indenture Trustee shall be sent by mail to BNY Western Trust Company, 601 Union Street, Suite 1720, Seattle, Washington, 98101, Attention:  Corporate Trust; if to the Purchase Contract Agent shall be delivered or sent by mail to BNY Western Trust Company, 601 Union Street, Suite 1720, Seattle, Washington, 98101, Attention:  Corporate Trust; and if to the Collateral Agent or the Custodial Agent shall be delivered or sent by mail to JPMorgan Chase Bank, 450 West 33rd Street, New York, New York 10001, Attention:  Institutional Trust Services.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 12.         Successors and Assigns.  This Agreement shall be binding upon, and inure solely to the benefit of, the Remarketing Agent, the Company to the extent provided in Section 6 hereof, the officers and directors of the Company, each person who controls the Company or the Remarketing Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.  No purchaser of any of the Debentures from the Remarketing Agent shall be deemed a successor or assign by reason merely of such purchase.

SECTION 13.         Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 14.         Jurisdiction.  The Company hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15.         Counterparts.  This Agreement may be executed in one or more separate counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 16.         Headings.  The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Company, the Purchase Contract Agent and the Remarketing Agent, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

BOISE CASCADE CORPORATION

		By:	/s/ Karen E. Gowland
		Name:	Karen E. Gowland
		Title:	Vice President

Receipt Acknowledged:

BNY WESTERN TRUST COMPANY, as Purchase Contract Agent

By:	/s/ Kathleen Gylland
Name:	Kathleen Gylland
Title:	Assistant Vice President

Accepted:

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co.
Name:
Title: